UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard
6th Floor
Atlanta, Georgia 30319
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2009, Ocwen Financial Corporation (the “Company”) completed the previously announced distribution (the “Distribution”) of its Ocwen Solutions business and related assets via the spin-off of a separate publicly-traded company, Altisource Portfolio Solutions S.A. (“Altisource”). The Distribution was effected pursuant to a Separation Agreement, dated as of August 10, 2009, between the Company and Altisource (the “Separation Agreement”), which provided, among other things, for certain other agreements governing the Company’s relationship with Altisource after the Distribution. One of those agreements was the Transition Services Agreement which outlined certain services the Company would provide Altisource and certain services Altisource would provide the Company post-separation for a time period not to exceed 24 months for most services.

On August 10, 2011, the Company and Altisource entered into the First Amendment to the Transition Services Agreement to provide for extension of certain services for a maximum of 12 months.

A copy of the First Amendment to the Transition Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d) Exhibits:

10.1 First Amendment to the Transition Services Agreement, dated as of August 10, 2011, by and between Ocwen Financial Corporation and Altisource Solutions S.à r.l.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: August 12, 2011	By:	/s/ John Van Vlack
John Van Vlack
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)